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                                                                   EXHIBIT 23(a)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K, of our report dated January 31, 1995, included in Plains Petroleum Company's 1994 Annual Report to Shareholders. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1994, or performed any audit procedures subsequent to the date of our report.

     We also hereby consent to the incorporation by reference of our reports on the financial statements and schedules included or incorporated by reference in the Plains Petroleum Company Annual Report on Form 10-K for the year ended December 31, 1994: (a) into the previously filed Registration Statements on Forms S-8/S-3 (Registration Nos. 33-3646 and 33-3648), each dated February 28, 1986, (b) into the previously filed Registration Statement on Form S-3 (Registration No. 33-25095) dated November 8, 1988, (c) into the previously filed Registration Statement on Form S-8 (Registration No. 33-30507) dated August 11, 1989, (d) into the previously filed Registration Statement on Form S-4 (Registration No. 33-34851) dated September 26, 1990, (e) into the previously filed Registration Statement on Form S-3 (Registration No. 33-43277), dated October 25, 1991, (f) into the previously filed Registration Statement on Form S-8 (Registration No. 33-54636) dated November 16, 1992, and (g) into the previously filed Registration Statement on Form S-8 (Registration No. 33-35306) dated December 21, 1993.


                                        /s/ Arthur Andersen LLP




Denver, Colorado
March 28, 1995